UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 11, 2018

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

INTRODUCTORY COMMENT

            Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            On May 11, 2018, the Company entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of May 14, 2002 and previously amended June 19, 2003, February 3, 2011, March 5, 2014, and again on May 27, 2016 between the Company and Worldwide Stock Transfer, LLC (successor in interest to OTC Corporate Transfer Service Company), as rights agent (the “Rights Agreement”). The Rights Agreement pertains to those certain contingent rights to purchase Series B Junior Participating Preferred Stock, par value $0.50, of the Company.

            The Amendment extends the “Final Expiration Date” of the Rights Agreement (as defined in the Rights Agreement) for an additional two years, to May 31, 2020.

            The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment that will be filed subsequently as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

            The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2018	BIOSPECIFICS TECHNOLOGIES CORP.

/s/ Thomas L. Wegman
Thomas L. Wegman
President